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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-60434 of Lowe's Companies, Inc. on Form S-3 of our report dated February 19, 2002, appearing and incorporated by reference in the Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended February 1, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP

Charlotte, North Carolina
May 22, 2002